SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


             FILED BY THE REGISTRANT    [X]

             FILED BY A PARTY OTHER THAN THE REGISTRANT     [ ]

             CHECK THE APPROPRIATE BOX:


       [ ]   Preliminary Proxy Statement
       [X]   Definitive Proxy Statement
       [ ]   Definitive Additional Materials
       [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
       [ ]   Confidential, for Use of the Commission Only ( as permitted by Rule
              14a-6(e)(2))

                       APPLIED SCIENCE AND TECHNOLOGY INC.
                (Name of Registrant as Specified In Its Charter)

               Payment of Filing Fee (Check the appropriate box):


[X] $125 PER EXCHANGE ACT RULES 0-11(C)(1)(II),  14A-6(I)(1),  OR 14A-6(I)(2) OR
      ITEM 22(A)(2) OF SCHEDULE 14A.
[ ] $500 PER EACH PARTY TO THE  CONTROVERSY  PURSUANT TO EXCHANGE ACT RULE 14A-6
      (I)(3).
[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

(1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
     ___________________________________________________________________________

(2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
     ___________________________________________________________________________

(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED).
     ___________________________________________________________________________

(4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
     ___________________________________________________________________________

(5)  TOTAL FEE PAID:
     __$125_____________________________________________________________________


[ ]  FEE PREVIOUSLY PAID WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.


(1)  AMOUNT PREVIOUSLY PAID:
     ___________________________________________________________________________

(2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
     ___________________________________________________________________________

(3)  FILING PARTY:
     ___________________________________________________________________________

(4)  DATE FILED:
     ___________________________________________________________________________






                      APPLIED SCIENCE AND TECHNOLOGY, INC.
                                  35 CABOT ROAD
                           WOBURN, MASSACHUSETTS 01801





                                                         October 18, 1996




Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of APPLIED SCIENCE AND TECHNOLOGY, INC. (the "Corporation") to be held on Thursday, November 21, 1996 at 10:30 a.m. at the offices of the Corporation, 35 Cabot Road, Woburn, Massachusetts 01801.

         At the Annual Meeting, you will be asked (i) to elect three (3) members of the Board of Directors of the Corporation; and (ii) to ratify and approve the selection of the Corporation's independent auditors. Details of the matters to be considered at the Annual Meeting are contained in the Proxy Statement, which we urge you to review carefully.

         Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Corporation.

                                                          Sincerely,



                                                          Richard S. Post, Ph.D.
                                                          President








                      APPLIED SCIENCE AND TECHNOLOGY, INC.
                                  35 CABOT ROAD
                           WOBURN, MASSACHUSETTS 01801

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of APPLIED SCIENCE AND TECHNOLOGY, INC. (the "Corporation"), a Delaware corporation, will be held on Thursday, November 21, 1996 at 10:30 a.m. at the Corporation's offices located at 35 Cabot Road, Woburn, Massachusetts 01801, for the following purposes:

    1.   To elect three (3) members of the Board of Directors;

    2. To ratify and approve the selection of KPMG Peat Marwick LLP as independent auditors for the Corporation for the fiscal year ending June 28, 1997; and

    3. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on October 1, 1996, as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof.

                                                              By Order of the
                                                              Board of Directors


                                                              John M. Tarrh
                                                              Secretary

Woburn, Massachusetts
October 18, 1996


                                    IMPORTANT

   WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE CORPORATION THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.







                      APPLIED SCIENCE AND TECHNOLOGY, INC.
                                  35 CABOT ROAD
                           WOBURN, MASSACHUSETTS 01801


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                OCTOBER 18, 1996

         The enclosed proxy is solicited by the Board of Directors of APPLIED SCIENCE AND TECHNOLOGY, INC. (the "Corporation") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 21, 1996, at 10:30 a.m. at the offices of the Corporation, 35 Cabot Road, Woburn, Massachusetts 01801, and at any adjournment or adjournments thereof.

         Stockholders of record at the close of business on October 1, 1996, will be entitled to vote at the Annual Meeting or any adjournment thereof. On that date, 4,448,475 shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The Corporation has no other voting securities.

         The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

         The election of directors will be determined by a plurality vote. The other proposal to be voted upon by the stockholders of the Corporation requires the vote of a majority of shares of Common Stock present at the Annual Meeting for passage. Abstentions and broker non-votes (the latter of which result when a broker holding shares for a beneficial holder in "street name" has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         THE DIRECTORS, NOMINATED DIRECTORS AND OFFICERS OF THE CORPORATION AS A GROUP OWN OR MAY BE DEEMED TO CONTROL 1,106,190 SHARES OF COMMON STOCK, CONSTITUTING APPROXIMATELY 24.8% OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION. EACH OF THE DIRECTORS, NOMINATED DIRECTORS AND OFFICERS HAS INDICATED HIS INTENT TO VOTE ALL SHARES OF COMMON STOCK OWNED OR CONTROLLED BY HIM IN FAVOR OF EACH ITEM SET FORTH HEREIN.


                                        2





         Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein. In the absence of other instructions set forth on a proxy, shares will be voted in favor of the election as directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

         The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.

         An annual report on Form 10-K, containing the Corporation's audited financial statements for its fiscal years ended June 29, 1996 ("Fiscal Year 1996"), July 1, 1995 ("Fiscal Year 1995") and July 2, 1994 ("Fiscal Year 1994")
is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about October 18, 1996.

                                 PROPOSAL NO. 1
                                 --------------
                              ELECTION OF DIRECTORS

         The bylaws of the Corporation provide for a Board of Directors which is divided into three classes. Directors constituting approximately one-third of the Board of Directors are elected each year for a period of three years at the Corporation's Annual Meeting of Stockholders and serve until their successors are duly elected by the stockholders of the Corporation. The members of Class III, Dr. Smith and Messrs. de Beaumont and Bertucci, are currently proposed for reelection to the Board of Directors. The terms of the members of Class I, Dr. Post and Mr. Anderson, expire in 1997, and the terms of the members of Class II, Messrs. Tarrh and Kahl, expire in 1998. Messrs. Kahl and Anderson were elected as directors by the Board of Directors effective October 1, 1995. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then remaining in office. Officers are elected by and serve at the discretion of the Board of Directors.



                                        3





         Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director, or for all directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

         The following table sets forth the year each director was elected a director and the age, positions and offices presently held by each director with the Corporation:

                                                CLASS TO           YEAR
                                                WHICH             FIRST
                                                DIRECTOR         BECAME A
NAME                                AGE         BELONGS          DIRECTOR          POSITION

Richard S. Post, Ph.D........        53          I                1987             Chief Executive Officer,
                                                                                   President and Chairman of
                                                                                   the Board of Directors

John M. Tarrh ...............        49          II               1987             Senior Vice President,
                                                                                   Finance, Secretary, Treasurer
                                                                                   and Director

Donald K. Smith, Ph.D........        44          III              1987             Senior Vice President,
                                                                                   Advanced Technology, and
                                                                                   Director

Robert R. Anderson...........        59          I                1995             Director

Michel de Beaumont...........        54          III              1993             Director

John R. Bertucci.............        55          III              1994             Director

Hans-Jochen Kahl.............        56          II               1995             Director


         Mr. Jordan L. Golding has served as an advisor to the Board of Directors since 1989.

         The Board of Directors has appointed an Executive Committee presently comprised of Drs. Post and Smith and Mr. Tarrh. The Executive Committee is authorized to take any action that the Board of Directors is authorized to act upon with the exception of the issuance of stock, the sale of all or substantially all of the Corporation's assets, and any other significant corporate transaction.

         All of the directors of the Corporation who were directors during Fiscal Year 1996 attended at least 75% of the meetings of the Board of Directors and the committees on which they served during Fiscal Year 1996. The Board of Directors met four (4) times formally, while the Executive Committee met informally on a number of occasions during Fiscal Year 1996.



                                        4



         The Board of Directors also has appointed a Compensation Committee, presently comprised of Mr. Kahl with Mr. Golding as an advisor, and an Audit Committee comprised of Messrs. Bertucci and Anderson, with Mr. Golding as an advisor. The Compensation Committee is responsible for negotiating and approving compensation arrangements for officers, employees, consultants, and directors, including the granting of options to purchase the Corporation's Common Stock pursuant to any of the Corporation's stock option plans. The Audit Committee was established for the purposes of (i) reviewing the Corporation's financial results and recommending the selection of the Corporation's independent auditors; (ii) reviewing the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls; and (iii) reviewing the scope of independent audit coverages and fees, and any transactions that may involve a potential conflict of interest and internal control systems. In July 1995, the Board of Directors established a Stock Option Committee to administer the Corporation's 1987 and 1993 Stock Option Plans. Members of the Stock Option Committee are Messrs. de Beaumont and Bertucci, the outside directors of the Corporation. The Compensation and Audit Committees met three (3) and four (4) times, respectively, during Fiscal Year 1996.

         None of the directors or executive officers of the Corporation are related by blood, marriage, or adoption to any of the Corporation's directors or executive officers. To date, no other committee of the Board of Directors except as described above has been established.

BACKGROUND

         The following is a brief summary of the background of each director of the Corporation, as well as Mr. Golding, an advisor to the Board of Directors:

         RICHARD S. POST, PH.D. has served as the Corporation's President, Chief Executive Officer and Chairman of the Board since its inception in 1987. He has also been President and Chairman of the Board of Directors of ASTeX/Gerling Laboratories, Inc. ("AGL") since 1992. Prior to founding the Corporation, Dr. Post served at the Massachusetts Institute of Technology ("MIT") from 1981 to 1987. At MIT, Dr. Post served as a Senior Research Scientist, in the position of Head of the Mirror Confinement Division of the Plasma Fusion Center, where he was responsible for project management, plasma physics and materials interactions research. Dr. Post earned his Ph.D. in Plasma Physics from Columbia University and his Bachelor of Science degree from the University of California at Berkeley.

         MR. JOHN M. TARRH has served as the Corporation's Senior Vice President, Finance, and Secretary, and as a director since its inception in 1987. Mr. Tarrh became the Manager of the Mirror Confinement Division of MIT's Plasma Fusion Center in 1986 where he was responsible for financial management, project management and administration. Prior to joining the research staff of MIT in 1978, he was the Executive Vice President - Operations of Magnetic Engineering Associates, a privately held, high-technology company in Cambridge, Massachusetts which was owned by Sala Magnetics. Mr. Tarrh presently serves as a director for QC Optics, Inc., a privately


                                        5



held designer of laser based defect detection systems. Mr. Tarrh received his Master of Science degree in Electrical Engineering from MIT, and he earned his Bachelor of Science degree in Electrical Engineering from Virginia Polytechnic Institute and State University.

         DONALD K. SMITH, PH.D. has served as the Corporation's Senior Vice President, Advanced Technology, and as a director since its inception in 1987. He joined MIT as a Research Scientist in 1981 and was a Group Leader as well as a member of the management team on several projects. Dr. Smith specializes in radio frequency and plasma engineering. Dr. Smith earned his Master of Science degree and Ph.D. in Electrical Engineering from the University of Wisconsin, Madison, and his Bachelor of Science degree from Davidson College.

         MR. ROBERT R. ANDERSON has served as a director of the Corporation since October 1995. Previously, Mr. Anderson co-founded and served as Chief Financial Officer and Chief Operating Officer of KLA Instruments Corporation, the leading manufacturer of yield monitoring and process control systems for the semiconductor manufacturing industry, from which he retired in 1994. Prior to co-founding KLA, Mr. Anderson was Chief Financial Officer of Computervision Corporation, which develops and markets software for design automation and product data management. Mr. Anderson is Chairman of the Board of Directors of Silicon Valley Research, a leading manufacturer of EDA software for integrated circuit design and manufacture. Mr. Anderson attended Bentley College.

         MR. MICHEL DE BEAUMONT has served as a director of the Corporation since January 1993. Since 1981, Mr. de Beaumont has served as a co-founder and director of American Equities Overseas (U.K.) Ltd. of London, England ("American Equities"), a private securities brokerage and corporate finance firm. From 1978 to 1981, Mr. de Beaumont served as a Vice President in the London, England Office of American Securities Corp. ("American Securities"), a clearing house for American Equities. Mr. de Beaumont has also previously served as a Vice President at Smith Barney Harris Upham and Oppenheimer & Co. Mr. de Beaumont holds degrees in Advanced Mathematics, Physics and Chemistry from the Universities of Poitiers and Paris, and a degree in Business Administration from the University of Paris.

         MR. JOHN R. BERTUCCI has served as a director of the Corporation since September 1994. Mr. Bertucci has been President, Chief Executive Officer and a director of MKS Instruments, Inc. ("MKS"), a privately held manufacturer and seller of pressure control instruments for vacuum processes, since 1974. Mr. Bertucci received a Master of Science degree in Industrial Administration and a Bachelor of Science degree in Metallurgical Engineering from Carnegie-Mellon University.

         MR. HANS-JOCHEN KAHL has served as a director of the Corporation since October 1995. Mr. Kahl currently serves as a consultant to Ebara, a Japanese manufacturer of industrial water pumps and vacuum process equipment for the semiconductor industry. Previously, Mr. Kahl was employed by Leybold AG, formerly Leybold-Heraeus GmbH ("Leybold"), a leading international manufacturer of vacuum pumps and other vacuum process equipment for the semiconductor industry. Mr. Kahl



                                        6




served as a managing director of Leybold, where he was primarily responsible for sales, marketing and strategic planning. Mr. Kahl was appointed to the Board of Directors of Leybold in 1987.

         MR. JORDAN L. GOLDING, a certified public accountant, has served as an advisor to the Board of Directors since 1989. Mr. Golding served as a partner in KPMG Peat Marwick LLP until his retirement in 1988, where his client responsibilities included high technology, merchandising, banking and emerging companies. After service in the U.S. Navy, he became a partner in Golding, Golding & Company, which in 1967 merged with KPMG Peat Marwick LLP. He has served as President of the Massachusetts Society of Certified Public Accountants and was Chairman of the Management Advisory Services Committee of the American Institute of Certified Public Accountants. Mr. Golding presently serves as a consultant and a director of Marcliff Corporation, the privately held parent company of Marson Corporation (a manufacturer and distributor of various automobile parts), and of Canadian Western Bank, a publicly held commercial bank. Mr. Golding serves on the Advisory Board of New Balance, Inc., the privately held parent company of New Balance Athletic Shoe, Inc., and of Charrette Corporation, a publicly held art and graphics supplies company, and as a consultant to other corporations. Mr. Golding earned a Master of Business Administration degree from Harvard Business School, and graduated from Harvard College.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The  executive   officers  and  certain  other  key  employees  of  the
Corporation, their ages and positions held in the Corporation are as follows:

NAME                                             AGE              POSITION

Richard S. Post, Ph.D................            53               President, Chief Executive Officer and
                                                                  Chairman of the Board of Directors

John M. Tarrh ...........................        49               Senior Vice President, Finance, Secretary
                                                                  and Treasurer

Donald K. Smith, Ph.D.............               44               Senior Vice President, Advanced
                                                                  Technology

Paul A. Blackborow..................             37               Vice President, Customer Operations

John D. Lloyd ...........................        56               Vice President, Manufacturing
                                                                   Operations

Michael A. Silvia .....................          44               Vice President, Business Operations

Robert E. Bettilyon ...................          47               Controller

William M. Holber, Ph.D..........                42               Director of Technical Marketing

Lorrie Ferraro............................       34               Director of Human Resources

Richard W. Hartnell..................            55               Director of Operations of AGL




                                        7





         The following is a brief summary of the background of each executive officer or key employee of the Corporation, other than Drs. Post and Smith and Mr. Tarrh, whose backgrounds are described above:

         MR. PAUL A. BLACKBOROW has served as the Corporation's Vice President, Customer Operations since August 1995. Prior to this Mr. Blackborow served as the Corporation's Manager of Customer Operations since September 1994. Previously, Mr. Blackborow served as Director of Business Development for the Corporation. Prior to joining the Corporation, from 1991 to 1993 Mr. Blackborow was employed by W.E.D. Ltd., a British manufacturer of robotics equipment, where he was responsible for the establishment of a new manufacturing facility. Prior to his employment with W.E.D. Ltd., from 1987 to 1991, Mr. Blackborow was employed as President by Plasma Technology, Inc. Mr. Blackborow received Bachelor and Master of Science degrees in Engineering from Cambridge University.

         MR. JOHN D. LLOYD has been the Corporation's Vice President, Manufacturing Operations since June 1994. Prior to joining the Corporation, from 1988 to 1993 Mr. Lloyd was Director of Manufacturing at Coherent General, Inc., a private manufacturer of industrial lasers and laser systems for materials processing and medical applications. Mr. Lloyd received a Master of Science degree in Industrial Management from Purdue University, and a Bachelor of Science degree in Electrical Engineering from Clarkson University.

         MR. MICHAEL A. SILVIA is currently Vice President, Business Operations. He previously served as the Corporation's Vice President of Operations from December 1991 through June 1994. Mr. Silvia joined the Corporation in 1988 as Materials Manager and was named Operations Manager in October 1989. Originally a contracts manager with the Electronic Systems Divisions of the United States Air Force/Air Force Systems Command, Mr. Silvia joined MIT in 1980 as the Purchasing Manager for the combined requirements of the Plasma Fusion Center and National Magnet Laboratory and in 1987 became Assistant Director of Purchasing for all of MIT. Mr. Silvia earned a Bachelor of Science degree in Finance at the University of Massachusetts at Dartmouth.

         MR. ROBERT E. BETTILYON has been the Corporation's Controller since August 1993. From 1983 to 1993, Mr. Bettilyon was Controller at Coherent General, Inc., a private manufacturer of industrial lasers and laser systems for materials processing and medical applications, and has served at each of its Massachusetts, Tokyo and Munich facilities. Mr. Bettilyon previously served as a Senior Financial Planning Analyst at Standard Oil of Ohio from 1980 to 1983, and as an Audit Senior at Touche Ross (now Deloitte and Touche), from 1977 to 1980. Mr. Bettilyon holds a Bachelor of Science degree in Accounting from the University of Utah and is a Certified Public Accountant.

         WILLIAM M. HOLBER, PH.D. has been the Corporation's Director of Technical Marketing since July 1995. From May 1993 to July 1995, Dr. Holber was the Corporation's Director of Technology Development for OEM products. From 1986 to May 1993, Dr. Holber was a research staff member



                                        8


for the IBM T.J. Watson Research Center where he performed research on various aspects of electron cyclotron resonance (ECR) plasmas for microelectronic applications. Dr. Holber received a Ph.D. in Applied Physics from Columbia University, a Master of City and Regional Planning degree from Harvard University, Kennedy School of Government, a Master of Science degree in Physics from the University of Chicago and a Bachelor of Science degree from Brown University.

         MS. LORRIE FERRARO has been the Corporation's Director of Human Resources since June 1995. Prior to joining the Corporation, Ms. Ferraro owned and operated a privately-held human resources consulting firm, AmCan Marketing, in Lowell, Massachusetts, where her clients included AVID Technologies and Muro Pharmaceutical. Prior to founding AmCan Marketing in 1990, Ms. Ferraro was employed from 1989 to 1990 by Metcalf and Eddy Companies, Inc., as Human
Resource Manager. Ms. Ferraro received an Associate degree in Human Resources from McGill University and an Associate degree in Education from Northern Lights College.

         MR. RICHARD W. HARTNELL has served as Director of Operations for AGL since 1994. Prior to joining the Corporation, from 1979 to 1993, Mr. Hartnell was Director of Operations for Teledyne CME, a publicly-held electronics manufacturing company, where he was responsible for manufacturing, manufacturing engineering and quality control. Mr. Hartnell received a Bachelor of Science degree in Electrical Engineering from San Jose State University.



                                        9



                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth, as of October 1, 1996, certain information concerning stock ownership of the Corporation by (i) each person known by the Corporation to own of record or be the beneficial owner of more than five percent (5%) of the Corporation's Common Stock, (ii) each of the Corporation's directors, and (iii) all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.


         NAME AND ADDRESS                                   NUMBER OF SHARES                PERCENTAGE
         OF BENEFICIAL OWNER(1)                             BENEFICIALLY OWNED(2)           OF CLASS
         ----------------------                             ---------------------           ----------

         Kopp Investment Advisors, Inc.............               845,515                     19.0%

         Richard S. Post, Ph.D.(3).................               408,535                      9.2%

         Donald K. Smith, Ph.D.(4) ................               312,252                      7.0%

         John M. Tarrh(5)..........................               281,858                      6.3%

         Michel de Beaumont(6).....................                55,012                      1.2%

         John Bertucci(7)..........................                59,000                      1.3%

         Robert R. Anderson(8) ....................                 5,000                        *

         Hans-Jochen Kahl(8).......................                 5,000                        *

         All Officers and Directors
         as a Group (10 persons)
         (3)(4)(5)(6)(7)(8)(9)(10)(11). . . . . . . . . .       1,185,890                     26.1%
---------------------------------------
*        Less than one percent (1%)


(1) The address for all officers and directors is c/o Applied Science and Technology, Inc., 35 Cabot Road, Woburn, Massachusetts 01801. The address for Kopp Investment Advisors, Inc. is 6600 France Avenue South, #672, Edina, Minnesota 55435.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person in the table.



                                       10




(3) Includes (i) 3,200 shares of Common Stock owned by Dr. Post as custodian for his two children; (ii) 12,500 shares of Common Stock owned by Dr. Post's wife; (iii) 2,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 5,000 shares, at an exercise price of $11.125 per share, which expires on July 2, 2000; (iv) 5,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 15,000 shares, at an exercise price of $12.625 per share, which expires on December 28, 2000; and (v) 6,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 30,000 shares, at an exercise price of $9.625 per share, which expires on August 5, 2001.

(4) Includes (i) 800 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 2,000 shares, at an exercise price of $11.125 per share, which expires on July 2, 2000;
         (ii) 3,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 15,000 shares, at an exercise price of $12.625 per share, which expires on December 28, 2000; and (iii) 3,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 15,000 shares at an exercise price of $9.625 per share, which expires on August 5, 2001.

(5) Includes (i) an aggregate of 876 shares of Common Stock owned by Mr. Tarrh's wife and minor son; (ii) 400 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 1,000 shares, at an exercise price of $11.125 per share, which expires on July 2, 2000; (iii) 1,400 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 7,000 shares at an exercise price of $12.625 per share, which expires on December 28, 2000; and (iv) 1,300 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 6,500 shares at an exercise price of $9.625 per share, which expires on August 5, 2001. Excludes 12,500 shares of Common Stock held by Mr. Tarrh's father and sisters, in which Mr. Tarrh disclaims any beneficial interest.

(6) Includes (i) 10,487 shares of Common Stock held by American Equities, of which Mr. de Beaumont is a director; (ii) 35,525 shares of Common Stock owned by Samisa Investment Corp., an investment trust of which Mr. de Beaumont is a beneficiary; (iii) 4,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 4,000 shares, at an exercise price of $7.06 per share, which expires on November 18, 2004; and (iv) 5,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 12,000 shares at an exercise price of $16.00 per share, which expires on November 15, 2005.

(7) Includes (i) 15,000 shares of Common Stock owned directly by Mr. Bertucci; (ii) 35,000 shares of Common Stock held by MKS Instruments, Inc., of which Mr. Bertucci is the majority shareholder; (iii) 5,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 12,000 shares at an exercise price of $16.00 per share, which expires on November 15, 2005; and (iv) 4,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 4,000 shares, at an exercise price of $7.06 per share, which expires on November 18, 2004.



                                       11




(8) Includes 5,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 12,000 shares at an exercise price of $16.00 per share, which expires on November 15, 2005.

(9) Includes the following shares and options owned or beneficially held by Paul A. Blackborow, the Corporation's Vice President, Customer
         Operations: (i) 9,000 shares of Common Stock; (ii) 2,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 4,000 shares, at an exercise price of $5.875 per share, which expires on October 17, 1998; (iii) 4,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 10,000 shares, at an exercise price of $11.125 per share, which expires on July 2, 2000; (iv) 800 shares of common stock issuable upon the exercise of the vested portion of an option to purchase up to 4,000 shares at an exercise price of $12.625 per share, which expires on December 28, 2000; and (v) 1,300 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 6,500 shares at an exercise price of $9.625 per share, which expires on August 5, 2001.

(10) Includes the following shares and options owned or beneficially held by John D. Lloyd, the Corporation's Vice President, Manufacturing
         Operations: (i) 2,000 shares of Common Stock; (ii) 1,200 shares of Common Stock held in a retirement account; (iii) 2,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 6,000 shares, at an exercise price of $5.875 per share, which expires on October 17, 1999; (iv) 2,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 5,000 shares, at an exercise price of $11.125 per share, which expires on July 2, 2000; (v) 800 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 4,000 shares at an exercise price of $12.625 per share, which expires on December 28, 2000; and (vi) 700 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 3,500 shares at an exercise price of $9.625 per share, which expires on August 5, 2001. Excludes 300 shares of Common Stock held by Mr. Lloyd's two adult children, of which Mr. Lloyd disclaims any beneficial interest.

(11) Includes the following shares and options owned or beneficially held by Michael A. Silvia, the Corporation's Vice President, Business
         Operations: (i) 18,233 shares of Common Stock; (ii) 2,500 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 2,500 shares, at an exercise price of $5.00 per share, which expires on November 30, 1997; (iii) 4,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 5,000 shares, at an exercise price of $8.00 per share, which expires on July 27, 1998; (iv) 3,200 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 4,000 shares, at an exercise price of $6.875 per share, which expires on October 18, 1998; (v) 4,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 10,000 shares, at an exercise price of $11.125 per share, which expires on July 2, 2000; (vi) 800 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 4,000 shares, at an exercise price of $12.625 per share, which expires on December 28, 2000; and (vii) 700 shares of Common Stock issuable upon the exercise of the vested portion




                                       12




         of an option to purchase up to 3,500 shares at an exercise price of $9.625 per share, which expires on August 5, 2001.


                     COMPENSATION OF OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS' COMPENSATION

         The table on the following page sets forth the compensation paid to Dr. Post, the Corporation's Chief Executive Officer, President and Chairman of the Board of Directors, Mr. Tarrh, the Corporation's Senior Vice President, Finance, Dr. Smith, the Corporation's Senior Vice President, Advanced Technology, Mr. Silvia, the Corporation's Vice President, Business Operations, and Mr. Lloyd, the Corporation's Vice President, Manufacturing Operations during Fiscal Years 1996, 1995 and 1994.



                                       13





                                                     SUMMARY COMPENSATION TABLE

                                                                                                     Long Term Compensation
                                                                                               ------------------------------------
                                                              Annual Compensation                      Awards              Payouts
------------------------------------------------------------------------------------------     ------------------------    --------
(a)                            (b)       (c)         (d)             (e)             (f)            (g)           (h)         (i)
                                                                                                Securities
Name and                                                                           Restricted   Underlying     LTIP        All Other
Principal                                                      Other Annual        Stock        Options/       Payouts     Compen-
Position                      Year    Salary(1)      Bonus     Compensation(2)     Awards       SARs (#)            $      sation(3)
---------                     ----    ---------      -----     ---------------     ------       --------       --------    ---------

Richard S. Post                1996   $142,500      $57,200          -0-            -0-         30,000          -0-         $2,344
   President, Chief            1995   $130,000      $17,679          -0-            -0-            -0-          -0-         $1,739
   Executive Officer           1994   $130,661      $ 9,180          -0-            -0-            -0-          -0-         $1,542
   and Chairman of the
   Board

Donald K. Smith                1996   $114,000      $40,040          -0-            -0-         17,000          -0-         $1,534
   Senior Vice President,      1995   $104,000      $16,143          -0-            -0-            -0-          -0-         $1,512
   Advanced Technology,        1994   $104,000      $ 9,115          -0-            -0-            -0-          -0-         $1,237
   and Director

John M. Tarrh                  1996   $95,366       $28,710          -0-            -0-          8,000          -0-         $1,761
   Senior Vice President,      1995   $87,006       $10,139          -0-            -0-            -0-          -0-         $1,255
   Finance, Secretary,         1994   $84,309       $ 9,244          -0-            -0-            -0-          -0-         $  909
   Treasurer and Director

Michael A. Silvia              1996   $93,190       $23,379          -0-            -0-         14,000          -0-         $1,772
   Vice President,             1995   $85,000       $15,021        $ 63             -0-            -0-          -0-         $1,235
   Business Operations         1994   $83,968       $ 8,752          -0-            -0-          9,000          -0-         $1,047

John D. Lloyd                  1996   $93,437       $23,100          -0-            -0-          9,000          -0-         $1,672
   Vice President,             1995   $80,846       $ 7,000          -0-            -0-          6,000          -0-         $  913
   Manufacturing Operations    1994   $ 3,077           -0-          -0-            -0-            -0-          -0-            -0-



(1) Amounts shown indicate cash compensation earned and received by Drs. Post and Smith and Messrs. Silvia, Tarrh and Lloyd; no amounts were earned but deferred at their election. Drs. Post and Smith and Messrs. Silvia, Tarrh and Lloyd participate in the Corporation's group health and life insurance programs and other benefits generally available to all employees of the Corporation.

(2) Represents the difference between the exercise price and fair market value of the Common Stock at the time of exercise of certain options to purchase Common Stock held by Michael A. Silvia.

(3) Amounts shown represent premium payments on life and long-term disability insurance policies for Drs. Post and Smith and Messrs. Silvia, Tarrh and Lloyd (which are available to all employees of the Corporation) and contributions paid by the Corporation in connection with its 401(k) Plan.



                                       14




                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                        AND FISCAL YEAR-END OPTION VALUES


            (a)                          (b)              (c)                  (d)               (e)
--------------------------      ---------------------------------      -------------------   ----------
                                                                       Number of             Value of
                                                                       Securities            Unexercised
                                                                       Underlying            In-the-Money
                                                                       Unexercised           Options at
                                                                       Options               Fiscal Year-
                                                        Value          at Fiscal Year-       End Exercisable/
                                Shares Acquired         Realized       End Exercisable/      Unexercisable
         Name                     on Exercise             ($)          Unexercisable             ($)(1)
--------------------------      -------------------   -------------    ----------------      -------------

John D. Lloyd                        4,000           $5.875/sh          4,800/10,200        44,100/97,275
Michael A. Silvia                   10,000            $5.50/sh         14,500/11,000       121,101/120,650


(1) In-the-Money options are those options for which the fair market value of the underlying Common Stock is greater than the exercise price of the option. On June 29, 1996 the last day of Fiscal Year 1996, the fair market value of the Corporation's Common Stock underlying the options (as determined by the last sale price quoted on NASDAQ/NMS) was $12.00.


                        OPTION GRANTS IN FISCAL YEAR 1996

                                                                                             Potential Realizable Value
                                                                                            at Assumed Annual Rates of
                                                                                              Stock Price Appreciation
                                                       Individual Grants                        For Option Term (1)(5)
---------------------------------------------------------------------------------------------------------------------------
           (a)                              (b)              (c)            (d)           (e)          (f)           (g)
------------------------            -----------------    -----------    -----------   -----------   ---------     ---------
                                                         % of Total
                                        Number of         Options
                                        Securities       Granted to
                                       Underlying        Employees      Exercise or
                                         Options         in Fiscal       Base Price   Expiration
        Name                        Granted (#)(1)(2)     Year(3)         ($/Sh)        Date(4)         5%           10%
------------------------            -----------------   ------------    -----------   -----------   ---------     ---------

Richard S. Post                          5,000              2.1%        $11.1250      07/02/2000    $  15,368     $  33,960
                                        25,000             10.5%        $12.6250      12/28/2000    $  87,201     $ 192,692

Donald K. Smith                          2,000               .8%        $11.1250      07/02/2000    $   6,147     $  13,584
                                        15,000              6.3%        $12.6250      12/28/2000    $  52,321     $ 115,615

Michael A. Silvia                       10,000              4.2%        $11.1250      07/02/2000    $  30,736     $  67,919
                                         4,000              1.7%        $12.6250      12/28/2000    $  13,952     $  30,831

John M. Tarrh                            1,000               .4%        $11.1250      07/02/2000    $   3,074     $   6,792
                                         7,000              2.9%        $12.6250      12/28/2000    $  24,416     $  53,954

----------------------------------------------


                                                       15





(1) None of the above named individuals has exercised any of the options granted during Fiscal Year 1996.

(2) Options granted in Fiscal Year 1996 are exercisable immediately after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fifth anniversary date.

(3) In Fiscal Year 1996, options to purchase a total of 237,550 shares of Common Stock were granted to employees of the Corporation, including executive officers.

(4) The options are subject to earlier termination upon certain events related to termination of employment.

(5) The dollar gains under these columns result from calculations discussing hypothetical growth rates as set by the Commission and are not intended to forecast future price appreciation of the Common Stock.

COMPENSATION OF DIRECTORS

         Messrs. Anderson, Bertucci, and Kahl receive $1,000 per meeting for participation in Board of Directors meetings, and $500 per meeting for participation in Committee meetings. All non-employee directors receive reimbursement of reasonable travel expenses.

         In addition, pursuant to the Corporation's Formula Plan, effective on and commencing as of November 16, 1995, all non-employee directors received a grant of options to purchase twelve thousand (12,000) shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Under the Formula Plan, options to purchase one thousand (1,000) shares of Common Stock will vest immediately and additional options to purchase one thousand (1,000) shares of Common Stock will vest quarterly, subject to the option holder's continued service as a Director of the Corporation. Upon the vesting of these options, each non-employee director will receive an additional grant of options to purchase twelve thousand (12,000) shares of Common Stock, to vest on the same terms as above.

EMPLOYMENT AGREEMENTS

         The Corporation has entered into employment agreements with Drs. Post and Smith and Mr. Tarrh which are renewable annually. These agreements provide for base salaries of $170,000, $117,000, and $103,000 respectively, during the fiscal year ended June 28, 1997 ("Fiscal Year 1997"). However, subsequent to the end of Fiscal Year 1996, Drs. Post and Smith and Mr. Tarrh recommended and implemented a 10% reduction in their base salaries as part of an expense reduction effort by the Corporation. Bonuses may be granted by the Board of Directors and each of these officers is eligible to receive bonuses if certain profit levels are achieved pursuant to the Corporation's bonus plan (the "Bonus Plan"). Pursuant to the Bonus Plan, Drs. Post and Smith, and Mr. Tarrh received bonuses of $57,200, $40,040 and $28,710, respectively, during Fiscal Year 1996. Each individual is entitled to



                                       16




receive benefits offered to the Corporation's employees generally and to receive twelve (12) months base salary as severance in the event his employment is terminated by the Corporation without cause. In addition, the employment agreements preclude each individual from competing with the Corporation during his employment and for at least two years thereafter, from disclosing confidential information, and each agreement contains an ownership provision in the Corporation's favor for techniques, discoveries and inventions arising during the term of employment.

401(K) PLAN

         Effective July 1990, the Corporation adopted and established a 401(k) Employee Benefit Plan (the "401(k) Plan"). Under the 401(k) Plan, any employee who has completed 90 days of service and has attained the age of 21 years is eligible to participate. Under the terms of the 401(k) Plan, an employee may defer up to 15% of his or her compensation through contributions to the 401(k) Plan. Also, the Corporation may make discretionary matching contributions on behalf of the participating employees. Amounts contributed to the 401(k) Plan by the Corporation are subject to a six year vesting schedule. The Corporation made voluntary contributions to the 401(k) Plan during Fiscal Year 1996 of $72,547 on behalf of all eligible employees.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         On October 15, 1992, the Securities and Exchange Commission adopted substantial amendments to its disclosure rules relating to executive compensation. To adequately address and comply with these rules, the Board of Directors established a Compensation Committee (the "Committee") in November 1994. The Committee is currently composed of Mr. Kahl, with Mr. Golding serving as an advisor, and is responsible for setting and administering the policies which govern annual compensation for the Corporation's executives. Following review and approval by the Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. Following the Annual Meeting, the Board of Directors may appoint an additional non-employee director to join Mr. Kahl on the Compensation Committee.

         This report is not incorporated by reference in prior Securities Act of 1933 and Securities Exchange Act of 1934 filings made by the Corporation that might have incorporated future filings in their entirety, except to the extent that the Corporation specifically incorporates this information by reference, and should not be otherwise deemed filed under such Acts.

         The Committee believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) short-term bonus incentives for management to meet the Corporation's net income performance goals; and (iii) long-term incentive compensation in the form of stock options and other long-term equity compensation that will encourage management to continue to focus on shareholder return.


                                       17




         The Committee's goal is to use compensation policies to closely align the interests of the Corporation with the interests of shareholders so that the Corporation's management have incentives to achieve short-term performance goals while building long-term value for the Corporation's shareholders. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and to take into account factors which are unique to the Corporation.

         The Committee has entered into employment agreements with Drs. Post and Smith, and Mr. Tarrh. These agreements are renewable annually, and provide for termination for cause as well as termination without cause and limit competition if the officer's employment is terminated.

         Base Salaries. For Fiscal Year 1997, Dr. Post's base salary has been increased from $143,000 in Fiscal Year 1996 to $170,000 per annum; Dr. Smith's base salary has been increased from $114,000 in Fiscal Year 1996 to $117,000 per annum; and Mr. Tarrh's base salary has been increased from $97,500 in Fiscal Year 1996 to $103,000. The Compensation Committee believes that these salaries reflect base salaries paid to senior officers of other companies of similar size and also reflect improvements in the Corporation's financial performance to date. However, subsequent to the fiscal year end, Drs. Post and Smith and Mr. Tarrh recommended and implemented a 10% reduction in their base salaries as part of an expense reduction effort by the Corporation.

         Bonus Plan. To further incentivize management to continue to improve operating results, in August 1994, the Board of Directors implemented the Bonus Plan. Pursuant to the Bonus Plan, the Board of Directors may grant bonuses to certain executive officers if specified profit levels are achieved. The amounts to be distributed pursuant to the Bonus Plan are determined by the amount by which operating profits exceed the operating profit goal, which is established annually. The Committee believes that the Bonus Plan provides significant incentive to the executive officers of the Corporation to exceed the operating profit goal.

         Compensation for Chief Executive Officer. Dr. Post's compensation was based upon careful analysis of other comparable public companies' Chief
Executive Officers' compensation and Dr. Post's efforts and success in the following areas: improving the Corporation's operating results; establishing strategic goals and objectives for the long-term growth of the Corporation; and raising equity capital needed to allow the Corporation to advance in its strategic goals.

                                                      COMPENSATION COMMITTEE


                                                      Hans-Jochen Kahl, Chairman


                                       18



PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on November 10, 1993 (the day the Corporation's Common Stock began trading separately on The National Association of Securities Dealers Automated Quotation System ("NASDAQ")), and plotted at the end of Fiscal Years 1994, 1995 and 1996, in each of (i) the Corporation's Common Stock, (ii) the NASDAQ Market Index of companies (the "NASDAQ Market Index"); and (iii) a Peer Group Index based on Standard Industry Classification Number 3679, Electronic Components (the "SIC Code Index"), which consists of other companies in the Electronic Component industry.


                            CUMULATIVE TOTAL RETURN
                      AMONG APPLIED SCIENCE & TECHNOLOGY,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX


                       ASSUMES $100 INVESTED ON NOV. 1993
                          ASSUMES DIVIDEND REINVESTED
                          FISCAL YEAR ENDING JUNE 1996

                                                    11/10/93       07/02/94      07/01/95       06/29/96
                                                    --------       --------      --------       --------
Applied Science and Technology, Inc. .......        $100.00        $  55.68       $101.14        $109.09

NASDAQ Market Index ........................        $100.00        $ 106.38       $142.80        $183.35

SIC Code Index..............................        $100.00        $  99.38       $116.55        $146.72



                                       19




                           PRICE RANGE OF COMMON STOCK

         The Corporation's Common Stock and Redeemable Warrants have been traded on the National Association of Securities Dealers Automated Quotation System - National Market System ("NASDAQ/NMS") under the symbols "ASTX" and "ASTXW," respectively. On September 28, 1996, the closing bid and ask prices for the Corporation's Common Stock as reported by NASDAQ/NMS were $7 7/8 and $8 1/2, respectively, and the bid and asked prices for the Redeemable Warrants were $5/8 and $3/4, respectively. As of September 28, 1996, the Corporation had 166 holders of record of its Common Stock. Management believes that there are approximately 1800 beneficial owners of its Common Stock.

         For the periods indicated, the following table sets forth the high and low closing sale prices for the Common Stock as reported by NASDAQ/NMS from July 3, 1994 through September 28, 1996. Such quotations represent interdealer quotations without adjustment for retail markups, markdowns or commissions and may not represent actual transactions.


                                                            SALE
                                                            ----
                                                  HIGH                LOW
                                                  ----                ---
         1995
         First Quarter ......................   $  7 1/8           $  5 3/4
         Second Quarter .....................      7 1/2              5 1/2
         Third Quarter ......................      8 3/4              5 1/2
         Fourth Quarter .....................     12 5/8              7 3/8

         1996
         First Quarter ......................   $ 18 1/4           $ 10 3/4
         Second Quarter .....................     16 3/4             15 1/2
         Third Quarter.......................     17                 12 5/8
         Fourth Quarter......................     23 1/2              9

         1997
         First Quarter.......................   $ 14 1/4           $  7 3/4


STOCK OWNERSHIP AND TRADING REPORTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires executive officers, directors, and persons who beneficially own more than ten percent (10%) of the Corporation's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the "Commission") and any national securities exchange on which the Corporation's securities are registered. Executive officers, directors



                                       20




and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the executive officers and directors, the Corporation believes that all its executive officers, directors, and greater than ten percent (10%) beneficial owners complied with all applicable Section 16(a) filing requirements, with the following exceptions: Mr. Paul Blackborow, the Corporation's Vice President, Customer Operations filed one
(1) late Form 4, reporting one (1) transaction and Mr. Michael Silvia, the Corporation's Vice President, Business Operations filed one (1) late Form 4, reporting one (1) transaction.

                                 DIVIDEND POLICY

         The Corporation has not paid dividends on its Common Stock since its inception and has no intention of paying any dividends in the foreseeable future. The Corporation's current credit facility arrangements restrict the Corporation's ability to declare cash dividends without the lender's prior written consent. The Corporation intends to reinvest future earnings, if any, in the development and expansion of its business. Any declaration of dividends will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Corporation, general economic conditions, requirements of any bank lending arrangements which may then be in place, and other pertinent factors.

                                 PROPOSAL NO. 2

                 ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

         The persons named in the enclosed proxy will vote to ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending June 28, 1997 unless otherwise directed by the stockholders. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and answer questions from stockholders if he or she so desires.

                                VOTING AT MEETING

         The Board of Directors has fixed October 1, 1996 as the record date for the determination of stockholders entitled to vote at this meeting. At the close of business on that date, there were outstanding and entitled to vote 4,448,475 shares of Common Stock.

                             SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, officers and employees of the Corporation may solicit in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expense in sending proxies and proxy material to beneficial owners.



                                       20




                               REVOCATION OF PROXY

         Subject to the terms and conditions set forth herein, all proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                              STOCKHOLDER PROPOSALS

         In order to be included in proxy material for the 1997 Annual Meeting, tentatively scheduled for November 13, 1997, stockholders' proposed resolutions must be received by the Corporation on or before July 1, 1997. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the President of the Corporation.

                                  ANNUAL REPORT

         THE CORPORATION IS PROVIDING TO EACH STOCKHOLDER, TOGETHER WITH THIS PROXY STATEMENT WITHOUT CHARGE, A COPY OF THE CORPORATION'S ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS FOR THE CORPORATION'S MOST RECENT FISCAL YEAR ENDED JUNE 29, 1996.

                                  MISCELLANEOUS

         Management does not know of any other matter which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                              By Order of the Board of Directors


                                              John M. Tarrh
                                              Secretary


October 18, 1996

         MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.



                                       22




                      APPLIED SCIENCE AND TECHNOLOGY, INC.
      PROXY OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 21, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     THE UNDERSIGNED hereby appoints Richard S. Post and John M. Tarrh as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of APPLIED SCIENCE AND TECHNOLOGY, INC. to be held at the Corporation's offices located at 35 Cabot Road, Woburn, Massachusetts 01801, on Thursday, November 21, 1996 at 10:30 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said Richard S. Post and John M. Tarrh to vote in accordance with their judgment on any matters that may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned:

             IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                    ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

(1) Proposal to elect three (3) members of the Board of Directors of the Corporation, each of whom is currently serving as a Director of the Corporation.

    INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE STRIKE
                 SUCH NOMINEE'S NAME FROM THE LIST BELOW.

    [ ] FOR all nominees listed below           [ ] WITHHOLD AUTHORITY
        (except as marked to the contrary)          to vote for all nominees
                                                    listed below

              DONALD K. SMITH, MICHEL DE BEAUMONT, JOHN R. BERTUCCI

(2) Proposal to ratify and approve the selection of KPMG Peat Marwick LLP as independent auditors of the Corporation for the fiscal year ending June 28, 1997.
                                               FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

(3) In their discretion to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR AND IN FAVOR OF THE ITEMS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.






PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below.

                                        Dated:___________________________ , 1996

                                        ________________________________________
                                                        Signature

                                        ________________________________________
                                                 Signature if held jointly

                                        ________________________________________
                                                       Printed Name

                                        ________________________________________
                                                          Address

                                        NOTE:  When  shares  are  held by  joint
                                        tenants,  both should sign. When signing
                                        as  attorney,  executor,  administrator,
                                        trustee or  guardian,  please  give full
                                        title as such.  If the  person  named on
                                        the stock  certificate has died,  please
                                        submit evidence of your authority.  If a
                                        corporation,   please   sign   in   full
                                        corporate   name  by  the  President  or
                                        authorized   officer  and  indicate  the
                                        signer's   office.   If  a  partnership,
                                        please  sign  in  partnership   name  by
                                        authorized person.